EXHIBIT 32.1

Certifications

       In connection with the annual report of CNB Corporation on Form 10-K for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof, I, W. Jennings Duncan, President and Chief Executive Officer of the CNB Corporation, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The above-listed Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the above-listed Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2012	/s/W. Jennings Duncan W. Jennings Duncan President and Chief Executive Officer